                                         EXHIBIT 11.1

                                   LAM RESEARCH CORPORATION
                        STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                Three Months Ended
                                                         (in thousands except per share data)
                                                     -----------------------------------------
                                                          December 31,         December 31,
                                                              1995                 1994
                                                     -------------------  -------------------
                                                                 Fully                Fully
                                                     Primary    Diluted   Primary    Diluted
                                                     --------   --------  --------   --------
Net income                                            $33,479    $33,479   $18,931    $18,931

Add interest expense on convertible
  subordinated debentures, net of
  income tax effect                                                  975                  735
                                                     --------   --------  --------   --------
                                                      $33,479    $34,454   $18,931    $19,666
                                                     --------   --------  --------   --------
                                                     --------   --------  --------   --------

Average  shares outstanding                            27,375     27,305    26,708     26,708

Net effect of dilutive
  stock options                                           925        930     1,227      1,227

Assumed conversion of convertible
  subordinated debentures                                          2,640                2,640
                                                     --------   --------  --------   --------
                                                       28,300     30,875    27,935     30,575
                                                     --------   --------  --------   --------
                                                     --------   --------  --------   --------
Net income per share                                    $1.18      $1.12     $0.68      $0.64
                                                     --------   --------  --------   --------
                                                     --------   --------  --------   --------

                                                                 Six Months Ended
                                                       (in thousands except per share data)
                                                     -----------------------------------------
                                                         December 31,         December 31,
                                                             1995                 1994
                                                     -------------------  -------------------
                                                                 Fully                Fully
                                                     Primary    Diluted   Primary    Diluted
                                                     --------   --------  --------   --------
Net income                                            $63,946    $63,946   $33,984    $33,984

Add interest expense on convertible
  subordinated debentures, net of
  income tax effect                                                1,748                1,484
                                                     --------   --------  --------   --------
                                                      $63,946    $65,694   $33,984    $35,468
                                                     --------   --------  --------   --------
                                                     --------   --------  --------   --------

Average  shares outstanding                            27,313     27,313    25,206     25,206

Net effect of dilutive
  stock options                                         1,037      1,047     1,144      1,144

Assumed conversion of convertible
  subordinated debentures                                          2,640                2,640
                                                     --------   --------  --------   --------
                                                       28,350     31,000    26,350     28,990
                                                     --------   --------  --------   --------
                                                     --------   --------  --------   --------
Net income per share                                    $2.26      $2.12     $1.29      $1.22
                                                     --------   --------  --------   --------
